UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2022
Expensify, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41043	27-0239450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 SW 5th Ave
Portland, Oregon 97204
(Address of Principal Executive Offices) (Zip Code)
(971) 365-3939
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EXFY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 22, 2022, Expensify, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter.

Proposal 1: Election of Directors

The Company’s stockholders elected David Barrett, Ryan Schaffer, Anu Muralidharan, Jason Mills, Daniel Vidal, Timothy L. Christen, Vivian Liu and Ellen Pao as members of the Company’s board of directors to serve until the Company’s 2023 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
David Barrett	407,309,356	1,739,956	1,704,044
Ryan Schaffer	407,283,741	1,765,571	1,704,044
Anu Muralidharan	407,421,615	1,627,697	1,704,044
Jason Mills	407,431,433	1,617,879	1,704,044
Daniel Vidal	407,431,746	1,617,566	1,704,044
Timothy L. Christen	409,042,217	7,095	1,704,044
Vivan Liu	409,042,149	7,163	1,704,044
Ellen Pao	409,040,143	9,169	1,704,044

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
410,723,595	29,634	127	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expensify, Inc.

By:	/s/ Ryan Schaffer
Name:	Ryan Schaffer
Title:	Chief Financial Officer
Date: June 23, 2022